Exhibit 99.1

2300 Orchard Parkway

San Jose, CA 95131-1017

Tel: (408) 433-0910

Fax: (408) 428-7998

Contact:

Dan Madden

SVP Finance & Investor Relations

(408) 428-7929

dmadden@symmetricom.com

Symmetricom Reports Second Quarter Fiscal 2009 Financial Results

Includes Improved Year-Over-Year Gross Margin and Increased EPS

•                  Revenue of $48.2 million, down 1% from the second quarter of fiscal 2008

•                  Net income from continuing operations of $1.5 million, up $1.3 million from the second quarter of fiscal 2008

•                  EPS of $0.03, up $0.03 per share from the second quarter of fiscal 2008

•                  Non-GAAP net income of $2.7 million or $0.06 per share, up $0.9 million or $0.02 per share from the second quarter of fiscal 2008

SAN JOSE, Calif. — Feb. 4, 2009 — Symmetricom, Inc. (NASDAQ:SYMM), a worldwide leader in precise time and frequency technologies that accelerate the deployment and enable the management of next generation networks, today reported financial results for its second fiscal quarter ended December 28, 2008.

Revenue for the second quarter of fiscal 2009 was $48.2 million, down $0.6 million or 1% from the second quarter of fiscal 2008.  Net income in the second quarter was $1.5 million, or $0.03 per share from continuing operations on a fully diluted basis, compared with net income from continuing operations of $0.2 million, or $0.00 per share on a fully diluted basis, in the second quarter of fiscal 2008.

Non-GAAP net income in the second quarter was $2.7 million, or $0.06 per share on a fully diluted basis, compared with $1.8 million, or $0.04 per share on a fully diluted basis, in the same period of the prior year.  A reconciliation of GAAP to non-GAAP results is provided at the end of this press release.

Cash and short term investments totaled $101.9 million as of December 28, 2008, a decrease of $4.5 million from September 28, 2008. During the second quarter, Symmetricom used $1.9 million for stock buybacks. Net cash used for operating activities was $0.7 million and property and equipment purchases were $0.9 million, resulting in free cash outflows of $1.6 million.

Division Results

Telecom Solutions Division revenue in the quarter was $27.3 million, down 11% from $30.5 million in the same period of the prior year.  While revenue for CDMA products to OEM customers declined and there was less year-end capital spending from some carrier customers,

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revenue from new products increased significantly.  Timing, Test & Measurement Division revenue was $21.0 million, up 14% from $18.3 million in the same period of the prior year following strong prior quarter bookings.

“We have successfully executed on our strategy of maximizing new product revenues while managing costs to achieve higher year over year profits in this difficult economic environment,” said Thomas Steipp, president and CEO.  “Improved margins driven by a favorable mix of new products and operating cost improvements drove the increase in earnings. We continue to see traction in our major new product areas of cable, video Quality of Experience and PackeTime IEEE 1588, including the first commercial deployment of TimeProvider 5000 for wireless backhaul with a major North American service provider,” said Steipp.

“We expect revenues in the second half of the year to reflect the seasonal uptick typical for our business,” said Justin Spencer, chief financial officer. “The actions we announced recently to manage our expenses are expected to keep us on track to meet our profitability goals for fiscal 2009.”

Third Quarter and Fiscal 2009 Guidance

Symmetricom updates its previous guidance for fiscal 2009 as follows:

•                  Net revenues now expected to be in the range of $220 million to $230 million

•                  GAAP earnings now expected to be in the range of $0.17 to $0.22 per share

•                  Non-GAAP earnings now expected to be in the range of $0.35 to $0.41 per share

For the third fiscal quarter, Symmetricom expects:

•                  Net revenues in the range of $54 million to $61 million

•                  GAAP earnings in the range of $0.01 to $0.05 per share

•                  Non-GAAP earnings in the range of $0.07 to $0.12 per share

A reconciliation of GAAP to non-GAAP guidance is provided at the end of this press release.

Investor Conference Call

As previously announced, management will hold a conference call to discuss these results today, at 1:30 p.m. Pacific Time.   Investors are invited to join the conference call by dialing 1-415-228-4739 and referencing “Symmetricom.” A live webcast will also be available on the investor relations section of Symmetricom’s website at www.symmetricom.com. An audio replay will be available for one week and can be accessed by dialing 1-203-369-3755 and access code 2323.

About Symmetricom, Inc.

As a worldwide leader in precise time and frequency products and services, Symmetricom provides “Perfect Timing” to customers around the world. Since 1985, Symmetricom’s solutions have helped define the world’s time and frequency standards, delivering precision, reliability and efficiency to wireline and wireless networks, instrumentation and testing applications and network time management. Deployed in more than 90 countries, Symmetricom’s synchronization solutions include primary reference sources, building integrated timing supplies (BITS), GPS timing receivers, time and frequency distribution systems, network time servers and ruggedized oscillators. Symmetricom also incorporates technologies including Universal Timing Interface (UTI), Network Time Protocol (NTP), Precision Time Protocol (IEEE 1588), and others supporting the world’s migration to Next-Generation-Networks (NGN). Symmetricom is based in San Jose, Calif., with offices worldwide. For more information, visit www.symmetricom.com.

Non-GAAP Information

Certain non-GAAP financial information is included in this press release. In the Reconciliation of GAAP to Non-GAAP Results, Symmetricom excludes certain items related to non-cash compensation, amortization of acquired intangibles, impairment of goodwill and other intangibles, integration and restructuring charges, investment gains and losses, and unusual and non-recurring items. Symmetricom believes that excluding such items provides investors and management with a representation of Symmetricom’s core operating performance and with information useful in assessing our prospects for the future and underlying trends in Symmetricom’s operating performance.  Management uses such non-GAAP information to evaluate financial results and to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for data prepared in accordance with GAAP.  A reconciliation of the non-GAAP results to the GAAP results is provided in the financial schedules portion of this press release.

Free Cash Flow is defined as net cash provided by operating activities minus purchases of property, plant and equipment. We believe this metric provides useful information to our investors, analysts, and management about the level of cash generated by normal business operations, including the use of cash for the purchase of property, plant and equipment. Management also views it as a measure of cash available to pay debt and return cash to stockholders.  Free Cash Flow is not a GAAP financial measure and should not be considered superior to or a substitute for operating cash flow or other cash flow data prepared in accordance with GAAP.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning third quarter and fiscal 2009 guidance and our expectations of operating performance in fiscal 2009, as well as the information regarding the usefulness of the non-GAAP financial information. The statements in this press release are made as of the date of this press release, even if subsequently made available by Symmetricom on its website or otherwise. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products, cable products or test and measurement products, our customers’ ability and need to upgrade existing equipment, our ability to maintain or reduce manufacturing and operating costs, timing of orders, cancellation or delay of customer orders, loss of customers, customer acceptance of new products, recessionary pressures, geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 29, 2008 and subsequent Form 10-Q’s and Form 8-K’s.

Note: Financial schedules attached.

SYMM-F

SYMMETRICOM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Six months ended
	December 28,	December 30,	December 28,	December 30,
	2008	2007	2008	2007

Net revenue	$48,207	$48,843	$104,105	$99,578
Cost of sales:
Cost of products and services	24,971	26,022	51,580	54,049
Amortization of purchased technology	369	861	737	1,666
Integration and restructuring charges	—	164	—	167
Total cost of sales	25,340	27,047	52,317	55,882
Gross profit	22,867	21,796	51,788	43,696
Gross margin	47.4%	44.6%	49.7%	43.9%
Operating expenses:
Research and development	6,448	6,587	13,752	13,873
Selling, general and administrative	12,831	15,531	28,510	31,047
Amortization of intangible assets	103	233	206	493
Integration and restructuring charges	252	7	837	300
Total operating expenses	19,634	22,358	43,305	45,713
Operating income (loss)	3,233	(562)	8,483	(2,017)
Gain on sale of asset	—	700	—	700
Loss on repayment of convertible notes, net	—	—	(522)	—
Loss on short-term investments, net	(895)	(620)	(1,368)	(620)
Interest income	491	2,147	1,259	4,357
Interest expense	(543)	(1,185)	(1,308)	(2,380)
Earnings before income taxes	2,286	480	6,544	40
Income tax provision (benefit)	827	279	2,487	150
Net income (loss) from continuing operations	1,459	201	4,057	(110)
Gain from discontinued operations, net of tax	—	15	—	83
Net income (loss)	$1,459	$216	$4,057	$(27)

Earnings (loss) per share - basic:
Income (loss) from continuing operations	$0.03	$—	$0.09	$—
Gain (loss) from discontinued operations	—	—	—	—
Net earnings (loss)	$0.03	$—	$0.09	$—
Weighted average shares outstanding - basic	43,684	44,532	43,824	45,013

Earnings (loss) per share - diluted:
Income (loss) from continuing operations	$0.03	$—	$0.09	$—
Gain (loss) from discontinued operations	—	—	—	—
Net earnings (loss)	$0.03	$—	$0.09	$—
Weighted average shares outstanding - diluted	44,139	44,919	44,379	45,013

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Six months ended
	December 28,	December 30,	December 28,	December 30,
	2008	2007	2008	2007
Reconciliation from GAAP to Non-GAAP
GAAP net earnings (loss) from continuing operations	$1,459	$201	$4,057	$(110)

Equity-based compensation expense:
Cost of products and services	90	183	295	453
Research and development	125	385	454	923
Selling, general and administrative	199	460	671	1,239
Total equity-based compensation expense	414	1,028	1,420	2,615
Amortization of intangible assets:
Cost of products and services	369	861	737	1,666
Operating expenses	103	233	206	493
Total amortization of intangible assets	472	1,094	943	2,159

Integration and restructuring charges	252	171	837	467
Gain on sale of asset	—	(700)	—	(700)
Loss on repayment of convertible notes, net	—	—	522	—
Loss on short-term investments, net	895	620	1,368	620
Income tax effect of Non-GAAP adjustments	(773)	(642)	(1,934)	(1,497)
Non-GAAP net earnings from continuing operations	$2,719	$1,772	$7,213	$3,554

Earnings from continuing operations per share-diluted:
GAAP income (loss) from continuing operations	$0.03	$—	$0.09	$—
Non-GAAP income from continuing operations	$0.06	$0.04	$0.16	$0.08
Shares used in diluted shares calculation	44,139	44,919	44,379	45,526

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Six months ended
	December 28,	December 30,	December 28,	December 30,
	2008	2007	2008	2007
Reconciliation from GAAP to Non-GAAP Gross Margin:
GAAP Revenue	48,207	48,843	104,105	99,578
GAAP Gross profit	22,867	21,796	51,788	43,696
GAAP Gross margin	47.4%	44.6%	49.7%	43.9%

Add Non-GAAP Items:
Equity-based compensation expense	90	183	295	453
Amortization of intangible assets	369	861	737	1,666
Integration and restructuring charges	—	164	—	167

Non-GAAP Gross profit	$23,326	$23,004	$52,820	$45,982
Non-GAAP Gross margin	48.4%	47.1%	50.7%	46.2%
Reconciliation from GAAP to Non-GAAP Operating Expense:
GAAP Revenue	$48,207	$48,843	$104,105	$99,578
GAAP Operating expenses	19,634	22,358	43,305	45,713
Operating expenses % to revenue	40.7%	45.8%	41.6%	45.9%

Add Non-GAAP Items:
Equity-based compensation expense	$324	$845	$1,125	$2,162
Amortization of intangible assets	103	233	206	493
Integration and restructuring charges	252	7	837	300

Non-GAAP operating expenses	$18,955	$21,273	$41,137	$42,758
Non-GAAP operating expenses % to revenue	39.3%	43.6%	39.5%	42.9%

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	December 28,	June 29,
	2008	2008

ASSETS
Current assets:
Cash and cash equivalents	$84,357	$142,419
Short-term investments	17,583	21,910
Accounts receivable, net	36,302	36,682
Inventories, net	43,701	38,273
Prepaids and other current assets	15,307	14,402
Total current assets	197,250	253,686
Property, plant and equipment, net	23,180	25,036
Goodwill, net	48,144	48,144
Other intangible assets, net	6,250	7,191
Deferred taxes and other assets	41,430	44,512
Total assets	$316,254	$378,569

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,931	$9,018
Accrued compensation	14,456	13,582
Accrued warranty	3,644	3,801
Other accrued liabilities	9,734	11,233
Current maturities of long-term obligations	595	64,515
Total current liabilities	38,360	102,149
Long-term obligations	59,877	59,855
Deferred income taxes	426	426
Total liabilities	98,663	162,430
Stockholders’ equity:
Common stock	179,428	182,201
Accumulated other comprehensive income	108	(60)
Retained earnings	38,055	33,998
Total stockholders’ equity	217,591	216,139
Total liabilities and stockholders’ equity	$316,254	$378,569

Symmetricom, Inc.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES

TO PROJECTED GAAP REVENUE AND EPS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ending March 29, 2008
	Revenue		Earnings (Loss) Per Share
	From	To	From	To

GAAP Guidance	$54,000	$61,000	$0.01	$0.05

Estimated Non-GAAP Adjustments
Equity-based compensation expense			$0.02	$0.02
Amortization of intangible assets			$0.01	$0.01
Integration and restructuring charges			$0.07	$0.08
Income tax effect of non-GAAP adjustments			$(0.04)	$(0.04)
Total Non-GAAP Adjustments			$0.06	$0.07

Non-GAAP Guidance	$54,000	$61,000	$0.07	$0.12

	Twelve Months Ending June 28, 2009
	Revenue		Earnings Per Share
	From	To	From	To

GAAP Guidance	$220,000	$230,000	$0.17	$0.22

Estimated Non-GAAP Adjustments
Equity-based compensation expense			$0.08	$0.08
Amortization of intangible assets			$0.04	$0.04
Integration and restructuring charges			$0.12	$0.14
Loss on repayment of convertible notes			$0.01	$0.01
Loss on investments			$0.03	$0.03
Income tax effect of non-GAAP adjustments			$(0.10)	$(0.11)
Total Non-GAAP Adjustments			$0.18	$0.19

Non-GAAP Guidance	$220,000	$230,000	$0.35	$0.41